As filed with the Securities and Exchange Commission on September 25, 2007

Registration No. 333-144975

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MSCI Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2741	13-4038723
(State or Other Jurisdiction of (Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

88 Pine Street

New York, NY 10005

(212) 804-3990

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

FREDERICK W. BOGDAN

General Counsel

MSCI Inc.

88 Pine Street

New York, NY 10005

(212) 804-3990

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

RICHARD D. TRUESDELL, JR. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000	LESLIE N. SILVERMAN SANDRA L. FLOW Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (2)	Amount Of Registration Fee
Class A Common Stock, par value $0.01 per share	$200,000,000	$6,140	(3)

(1)	Includes shares which the underwriters have the right to purchase to cover over-allotments.
(2)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement (the “Registration Statement”) on Form S-1 (Registration No. 333-144975) of MSCI Inc. is being filed solely for the purpose of filing certain exhibits to the Registration Statement and no changes or additions are being made hereby to the preliminary prospectus which forms a part of the Registration Statement or to Items 13, 14, 15 or 17 of Part II of the Registration Statement. Other than the addition of exhibits and corresponding changes to the exhibit index in Section 16(a) of Part II hereof and the signature page, the remainder of the Form S-1 is unchanged. Accordingly, the prospectus that forms a part of the Registration Statement and the financial statements are not reproduced in this Amendment No. 2.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Amount To Be Paid
Registration fee		$6,140
NASD filing fee		20,500
Listing fees		*
Transfer agent’s fees		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky fees and expenses		*
Miscellaneous		*

Total	$	*

*	To be completed by amendment.

Each of the amounts set forth above, other than the registration fee and the NASD filing fee, is an estimate.

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Section      of the Registrant’s By-laws provides for indemnification by the Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Amended and Restated Certificate of Incorporation provides for such limitation of liability.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities.

In connection with the contribution of Barra to the Registrant by its principal shareholder in 2004, the Registrant issued 19,323 shares of common stock, which were not registered under the Securities Act in reliance upon Section 4(2) thereof.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description

1.1	Form of Underwriting Agreement

3.1	Form of Amended and Restated Certificate of Incorporation

3.2	Form of Amended and Restated By-laws

4.1	Form of Class A Common Stock Certificate

5.1	Opinion of Davis Polk & Wardwell*

10.1	Index License Agreement for Funds, dated as of March 18, 2000, between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.2	Amendment to Index License Agreement for Funds between Morgan Stanley Capital International and Barclays Global Investors, N.A.

10.3	Letter Agreement to Amend MSCI-BGI Fund Index License Agreement, dated as of June 21, 2001, between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.4	Addendum to the Index License Agreement for Funds, dated as of September 18, 2002, between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.5	Amendment to the Index License Agreement for Funds, dated as of December 3, 2004 between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.6	Amendment to the Index License Agreement for Funds, dated as of May 1, 2005 between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.7	Amendment to the Index License Agreement for Funds, dated as of July 1, 2006, between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.8	Amendment to the Index License Agreement for Funds, dated as of June 5, 2007, between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.9	Trademark License Agreement, dated as of March 18, 2002, between Morgan Stanley Dean Witter & Co. and Morgan Stanley Capital International Inc.

10.10	Form of Services Agreement

10.11	Form of Tax Sharing Agreement

10.12	Form of Shareholder Agreement

10.13	Omnibus Equity Incentive Plan*

10.14	Director Incentive Plan*

10.15	Form of Award Agreement*

10.16	Form of Award Agreement*

10.17	Form of Award Agreement*

10.18	Form of Award Agreement*

Exhibit Number	Description

21.1	Subsidiaries of the Registrant*

23.1	Consent of Deloitte & Touche LLP**

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page of initial filing)**

*	To be filed by amendment.
**	Previously filed.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (§230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and

Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 25th day of September, 2007.

MSCI Inc.

By:	/s/ Michael K. Neborak
	Name:	Michael K. Neborak
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henry A. Fernandez Henry A. Fernandez	Chief Executive Officer, President and Director (principal executive officer)	September 25, 2007

/s/ Michael K. Neborak Michael K. Neborak	Chief Financial Officer (principal financial officer and principal accounting officer)	September 25, 2007

* Jerker M. Johansson	Director	September 25, 2007

* Linda H. Riefler	Director	September 25, 2007

*By:	/s/ Michael K. Neborak
Michael K. Neborak Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement

3.1	Form of Amended and Restated Certificate of Incorporation

3.2	Form of Amended and Restated By-laws

4.1	Form of Class A Common Stock Certificate

5.1	Opinion of Davis Polk & Wardwell*

10.1	Index License Agreement for Funds, dated as of March 18, 2000, between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.2	Amendment to Index License Agreement for Funds between Morgan Stanley Capital International and Barclays Global Investors, N.A.

10.3	Letter Agreement to Amend MSCI-BGI Fund Index License Agreement, dated as of June 21, 2001, between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.4	Addendum to the Index License Agreement for Funds, dated as of September 18, 2002, between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.5	Amendment to the Index License Agreement for Funds, dated as of December 3, 2004 between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.6	Amendment to the Index License Agreement for Funds, dated as of May 1, 2005 between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.7	Amendment to the Index License Agreement for Funds, dated as of July 1, 2006, between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.8	Amendment to the Index License Agreement for Funds, dated as of June 5, 2007, between Morgan Stanley Capital International Inc. and Barclays Global Investors, N.A.

10.9	Trademark License Agreement, dated as of March 18, 2002, between Morgan Stanley Dean Witter & Co. and Morgan Stanley Capital International Inc.

10.10	Form of Services Agreement

10.11	Form of Tax Sharing Agreement

10.12	Form of Shareholder Agreement

10.13	Omnibus Equity Incentive Plan*

10.14	Director Incentive Plan*

10.15	Form of Award Agreement*

10.16	Form of Award Agreement*

10.17	Form of Award Agreement*

10.18	Form of Award Agreement*

21.1	Subsidiaries of the Registrant*

23.1	Consent of Deloitte & Touche LLP**

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page of the initial filing)**

*	To be filed by amendment.

**	Previously filed.